Exhibit 99.2

PROXY

SKILLSOFT CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

                , 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned, having received a Notice of the Special Meeting of Stockholders of SkillSoft Corporation (the “Company”) to be held on            ,                     , 2002 (the “Special Meeting”) and the Joint Proxy Statement/Prospectus relating thereto, and revoking all prior proxies, hereby appoint(s) Charles E. Moran, Thomas J. McDonald and Patrick J. Rondeau and each of them (with full power of substitution), as proxies of the undersigned to attend the Special Meeting and any adjourned or postponed sessions thereof, and there to vote and act upon the following matters in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the Special Meeting or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

SEE REVERSE SIDE	SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒  Please mark your votes as indicated in this example.

The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal specified below, this proxy will be voted FOR such proposal. None of the matters to be voted on is conditioned on, or related to, the approval of any other matter. All matters are proposed by the Company.

1. To adopt the merger agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To grant the Company’s management the discretionary authority to adjourn the special meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature:                                                                                             Signature:

Date:

NOTE: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.